Exhibit 3(ii)

BYLAWS

OF

UNITED TECHNOLOGIES CORPORATION

AS RESTATED AND AMENDED EFFECTIVE MARCH 10, 2004

SECTION 1 - Meetings of Shareholders

SECTION 1.1 Annual Meetings.

Annual meetings of shareholders shall be held on or prior to April 30 in each year for the purpose of electing directors and transacting such other proper business as may come before the meeting.

SECTION 1.2 Special Meetings.

Special meetings of shareholders may be called from time to time by the Board of Directors or by the chief executive officer of the Corporation. Special meetings shall be held solely for the purpose or purposes specified in the notice of meeting.

SECTION 1.3 Time and Place of Meetings.

Subject to the provisions of Section 1.1, each meeting of shareholders shall be held on such date, at such hour and at such place as fixed by the Board of Directors or in the notice of the meeting or, in the case of an adjourned meeting, as announced at the meeting at which the adjournment is taken.

SECTION 1.4 Notice of Meetings.

A notice of each meeting of shareholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given personally, by mail or by electronic transmission as set forth below to each shareholder entitled to vote at the meeting. Unless otherwise provided by statute, the notice shall be given not less than 10 nor more than 60 days before the date of the meeting and, if mailed, shall be deposited in the United States mail, postage prepaid, directed to the shareholder at his address as it appears on the records of the Corporation. No notice need be given to any person with whom communication is unlawful, nor shall there be any duty to apply for any permit or license to give notice to any such person. If the time and place of an adjourned meeting of shareholders are announced at the meeting at which the adjournment is taken, no notice need be given of the adjourned meeting unless that adjournment is for more than 30 days or unless, after the adjournment, a new record date is fixed for the adjourned meeting. Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders under the certificate of incorporation and these Bylaws may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.

SECTION 1.5 Waiver of Notice.

Anything herein to the contrary notwithstanding, notice of any meeting of shareholders need not be given to any shareholder who in person or by proxy shall have waived in writing notice of the meeting, either before or after such meeting, or who shall attend the meeting in person or by proxy, unless he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 1.6 Quorum and Manner of Acting.

Subject to the provisions of these Bylaws, the certificate of incorporation and statute as to the vote that is required for a specified action, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Corporation entitled to vote at any meeting of shareholders shall constitute a quorum for the transaction of business, and the vote in person or by proxy of the holders of a majority of the shares constituting such quorum shall be binding on all shareholders of the Corporation. A majority of the shares present in person or by proxy and entitled to vote may, regardless of whether or not they constitute a quorum, adjourn the meeting to another time and place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.

SECTION 1.7 Voting.

Shareholders shall be entitled to cumulative voting at all elections of directors to the extent provided in or pursuant to the certificate of incorporation. A shareholder may authorize another person or persons to vote for him as proxy by: (a) executing a writing authorizing such other person or persons to act for him as proxy, where execution of the writing is accomplished by the shareholder or his authorized officer, director, employee or agent signing such writing or causing his signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (b) transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided, that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the shareholder. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

SECTION 1.8 Judges.

The votes at each meeting of shareholders shall be supervised by not less than two judges who shall decide all questions respecting the qualification of voters, the validity of the proxies and the acceptance or rejection of votes. The judges shall be appointed by the Board of Directors but if, for any reason, there are less than two judges present and acting at any meeting, the chairman of the meeting shall appoint an additional judge or judges so that there shall always be at least two judges to act at the meeting.

SECTION 1.9 List of Shareholders.

A complete list of the shareholders entitled to vote at each meeting of shareholders, arranged in alphabetical order, and showing the address and number of shares registered in the name of each shareholder, shall be prepared and made available for examination during regular business hours by any shareholder for any purpose germane to the meeting. The list shall be available for such examination at the principal place of business of the Corporation for a period of not less than 10 days prior to the meeting and during the whole time of the meeting.

SECTION 1.10 Notice of Shareholder Business and Nominations.

(A) Annual Meetings of Shareholders.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 1.10, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 1.10.

(2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this Section 1.10, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must be a proper matter for shareholder action. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 1.10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a shareholder’s notice required by this Section 1.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(B) Special Meetings of Shareholders.

Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 1.10, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 1.10. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the shareholder’s notice required by paragraph (A)(2) of this Section 1.10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder’s notice as described above.

(C) General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Section 1.10 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.10. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.10 and, if any proposed nomination or business is not in compliance with this Section 1.10, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Section 1.10, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 1.10, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10. Nothing in this Section 1.10 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

SECTION 1.11

(A) Consents to Corporate Action.

Any action which is required to be or may be taken at any annual or special meeting of shareholders of the Corporation, subject to the provisions of Subsections (B) and (C) of this Section 1.11, may be taken without a meeting, without prior notice and without a vote if consents in writing, setting forth the action so taken, shall have been signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or to take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that prompt notice of the taking of the corporate action without a meeting and by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

(B) Determination of Record Date of Action by Written Consent.

The record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be fixed by the Board of Directors of the Corporation. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent without a meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. Upon receipt of such a request, the Secretary shall place such request before the Board of Directors at its next regularly scheduled meeting, provided, however, that if the shareholder represents in such request that he intends, and is prepared, to commence a consent solicitation as soon as is permitted by the Exchange Act and the regulations thereunder and other applicable law, the Secretary shall as promptly as practicable, call a special meeting of the Board of Directors, which meeting shall be held as promptly as practicable. At such regular or special meeting, the Board of Directors shall fix a record date as provided in Section 213 (or its successor provision) of the Delaware General Corporation Law. Should the Board fail to fix a record date as provided for in this Subsection (B), then the record date shall be the day on which the first written consent is expressed.

(C) Procedures for Written Consent.

In the event of the delivery to the Corporation of a written consent or consents purporting to represent the requisite voting power to authorize or take corporate action and/or related revocations, the Secretary shall provide for the safekeeping of such consents and revocations and shall, as promptly as practicable, engage nationally recognized independent judges of election for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. No action by written consent and without a meeting shall be effective until such judges have completed their review, determined that the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of shareholders.

SECTION 2 - Board of Directors

SECTION 2.1 Number and Term of Office.

The number of directors shall be not less than 10 nor more than 19. The exact number, within those limits, shall be fixed from time to time by the Board of Directors. Each director shall hold office until a successor is elected and qualified or until his earlier death, resignation or removal.

SECTION 2.2 Election.

The directors shall be elected annually by written ballot and, at each election, the nominees receiving the greatest number of votes shall be the directors.

SECTION 2.3 Organization Meetings.

As promptly as practicable after each annual meeting of shareholders, an organization meeting of the Board of Directors shall be held for the purpose of organization and the transaction of other business.

SECTION 2.4 Stated Meetings.

The Board of Directors may provide for stated meetings of the Board.

SECTION 2.5 Special Meetings.

Special meetings of the Board of Directors may be called from time to time by any four directors, by the chief executive officer, or by the chief operating officer of the Corporation in concert with two directors.

SECTION 2.6 Business of Meetings.

Except as otherwise expressly provided in these Bylaws, any and all business may be transacted at any meeting of the Board of Directors; provided, that if so stated in the notice of meeting, the business transacted at a special meeting shall be limited to the purpose or purposes specified in the notice.

SECTION 2.7 Time and Place of Meetings.

Subject to the provisions of Section 2.3, each meeting of the Board of Directors shall be held on such date, at such hour and in such place as fixed by the Board or in the notice or waivers of notice of the meeting or, in the case of an adjourned meeting, as announced at the meeting at which the adjournment is taken.

SECTION 2.8 Notice of Meetings.

No notice need be given of any organization or stated meeting of the Board of Directors for which the Board has fixed the date, hour and place. Notice of the date, hour and place of all other organization and stated meetings, and of all special meetings, shall be given to each director personally, by telephone or telegraph or by mail. If by mail, the notice shall be deposited in the United States mail, postage prepaid, directed to the director at his residence or usual place of business as the same appears on the books of the Corporation not later than four days before the meeting. If given by telegraph, the notice shall be directed to the director at his residence or usual place of business as the same appears on the books of the Corporation not later than at any time during the day before the meeting. If given personally or by telephone, the notice shall be given not later than the day before the meeting.

SECTION 2.9 Waiver of Notice.

Anything herein to the contrary notwithstanding, notice of any meeting of the Board of Directors need not be given to any director who shall have waived in writing notice of the meeting, either before or after the meeting, or who shall attend such meeting, unless he attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 2.10 Attendance by Telephone or Other Means of Communication.

Directors may participate in meetings of the Board of Directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear one another, and such participation shall constitute presence in person at the meeting.

SECTION 2.11 Quorum and Manner of Acting.

One-third of the total number of directors at the time provided for pursuant to Section 2.1 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and, except as otherwise provided in these Bylaws, in the certificate of incorporation or by statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. A majority of the directors present at any meeting, regardless of whether or not they constitute a quorum, may adjourn the meeting to another time or place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.

SECTION 2.12 Action Without a Meeting.

Any action which could be taken at a meeting of the Board of Directors may be taken without a meeting if all of the directors consent to the action in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of the Board. Such filings shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 2.13 Compensation of Directors.

Each director of the Corporation who is not a salaried officer or employee of the Corporation, or of a subsidiary of the Corporation, may receive compensation for serving as a director and for serving as a member of any Committee of the Board, and may also receive fees for attendance at any meetings of the Board or any Committee of the Board, and the Board may from time to time fix the amount and method of payment of such compensation and fees; provided, that no director of the Corporation shall receive any bonus or share in the earnings or profits of the Corporation or any subsidiary of the Corporation except pursuant to a plan approved by the shareholders at a meeting called for the purpose. The Board may also, by vote of a majority of disinterested directors, provide for and pay fair compensation to directors rendering services to the Corporation not ordinarily rendered by directors as such.

SECTION 2.14 Resignation of Directors.

Any director may resign at any time upon written notice to the Corporation. The resignation shall become effective at the time specified in the notice and, unless otherwise provided in the notice, acceptance of the resignation shall not be necessary to make it effective.

SECTION 2.15 Removal of Directors.

Any director may be removed, either for or without cause, at any time, by the affirmative vote of the holders of record of a majority of the outstanding shares of stock entitled to vote at a meeting of the shareholders called for the purpose, and the vacancy in the Board caused by any such removal may be filled by the shareholders at such meeting or at any subsequent meeting; provided, that no director elected by a class vote of less than all the outstanding shares of the Corporation may, so long as the right to such a class vote continues in effect, be removed pursuant to this Section 2.15, except for cause and by the affirmative vote of the holders of record of a majority of the outstanding shares of such class at a meeting called for the purpose, and the vacancy in the Board caused by the removal of any such director may, so long as the right to such class vote continues in effect, be filled by the holders of the outstanding shares of such class at such meeting or at any subsequent meeting; provided, further, that if less than all the directors then in office are to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the whole Board of Directors or, in the case of directors elected by a class vote, the right to which class vote is still then in effect, if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the class of directors of which he is a part.

SECTION 2.16 Filling of Vacancies Not Caused by Removal.

Vacancies and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; provided, that if the vacancy to be filled would, at an election of the whole Board of Directors, be filled by a class vote of less than all of the outstanding shares of the Corporation, and if any of the directors remaining in office were elected by the same class, such majority vote of the directors shall be effective only if it is concurred in by a majority of the remaining directors elected by such class or by a sole remaining director elected by such class. If for any reason there shall be no directors in office, any officer, any shareholder or any executor, administrator, trustee or guardian of a shareholder, or other fiduciary with like responsibility for the person or estate of a shareholder, may call a special meeting of shareholders in accordance with the provisions of these Bylaws for the purpose of electing directors.

SECTION 3 - Committees of the Board of Directors

SECTION 3.1 Executive Committee.

By resolution adopted by an affirmative vote of the majority of the whole Board of Directors, the Board may appoint an Executive Committee consisting of the directors who occupy the offices of the Chairman, chief executive and operating officers of the Corporation, ex officio, and two or more other directors and, if deemed desirable, one or more directors as alternate members who may replace any absentee or disqualified member at any meeting of the Executive Committee. If so appointed, the Executive Committee shall, when the Board is not in session, have all the power and authority of the Board in the management of the business and affairs of the Corporation not reserved to the Board by Section 3.3. The Executive Committee shall keep a record of its acts and proceedings and shall report the same from time to time to the Board of Directors.

SECTION 3.2 Other Committees.

By resolution adopted by an affirmative vote of the majority of the whole Board of Directors, the Board may from time to time appoint such other Committees of the Board, consisting of one or more directors and, if deemed desirable, one or more directors who shall act as alternate members and who may replace any absentee or disqualified member at any meeting of the Committee, and may delegate to each such Committee any of the powers and authority of the Board in the management of the business and affairs of the Corporation not reserved to the Board pursuant to Section 3.3. Each such Committee shall keep a record of its acts and proceedings.

SECTION 3.3 Powers Reserved to the Board.

No Committee of the Board shall take any action to amend the certificate of incorporation or these Bylaws, adopt any agreement to merge or consolidate the Corporation, declare any dividend or recommend to the shareholders a sale, lease or exchange of all or substantially all of the assets and property of the Corporation, a dissolution of the Corporation or a revocation of a dissolution of the Corporation. No Committee of the Board shall take any action which is required in these Bylaws, in the certificate of incorporation or by statute to be taken by a vote of a specified proportion of the whole Board of Directors.

SECTION 3.4 Election of Committee Members; Vacancies.

So far as practicable, members of the Committees of the Board and their alternates (if any) shall be appointed at each organization meeting of the Board of Directors and, unless sooner discharged by an affirmative vote of the majority of the whole Board, shall hold office until the next organization meeting of the Board and until their respective successors are appointed. In the absence or disqualification of any member of a

Committee of the Board, the member or members (including alternates) present at any meeting of the Committee and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another director to act at the meeting in place of any absent or disqualified member. Vacancies in Committees of the Board created by death, resignation or removal may be filled by an affirmative vote of a majority of the whole Board of Directors.

SECTION 3.5 Meetings.

Each Committee of the Board may provide for stated meetings of such Committee. Special meetings of each Committee may be called by any two members of the Committee (or, if there is only one member, by that member in concert with the chief executive officer) or by the chief executive and chief operating officers of the Corporation. The provisions of Section 2 regarding the business, time and place, notice and waivers of notice of meetings, attendance at meetings and action without a meeting shall apply to each Committee of the Board, except that the references in such provisions to the directors and the Board of Directors shall be deemed, respectively, to be references to the members of the Committee and to the Committee.

SECTION 3.6 Quorum and Manner of Acting.

A majority of the members of any Committee of the Board shall constitute a quorum for the transaction of business at meetings of the Committee, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Committee. A majority of the members present at any meeting, regardless of whether or not they constitute a quorum, may adjourn the meeting to another time or place. Any business which might have been transacted at the original meeting may be transacted at any adjourned meeting at which a quorum is present.

SECTION 4 - Officers

SECTION 4.1 Election and Appointment.

The elected officers of the Corporation shall consist of a Chairman, a President, one or more Vice Presidents, a Controller, a Treasurer, a Secretary and such other elected officers as shall from time to time be designated by the Board of Directors. The Board shall designate from among such elected officers a chief executive officer, a chief operating officer and a chief accounting officer of the Corporation, and may from time to time make, or provide for, other designations it deems appropriate. The Board may also appoint, or provide for the appointment of, such other officers and agents as may from time to time appear necessary or advisable in the conduct of the affairs of the Corporation. The same person may hold more than one office.

SECTION 4.2 Duties of the Chairman.

The Chairman shall preside, when present, at each meeting of shareholders and at all meetings of the Board of Directors and the Executive Committee. He shall have general supervision of the affairs of the Corporation and over the chief executive officer in the discharge of his duties, and shall have such other powers and duties as may from time to time be committed to him by the Board of Directors.

SECTION 4.3 Duties of the Chief Executive Officer.

Under the general supervision of the Chairman, the chief executive officer of the Corporation shall, in the absence of the Chairman, preside at all meetings of shareholders and at all meetings of the Board of Directors, the Executive Committee and, except to the extent otherwise provided in these Bylaws or by the Board, shall have general authority to execute any and all documents in the name of the Corporation and general and active supervision and control of all of the business and affairs of the Corporation. In the absence of the chief executive officer, his duties shall be performed and his powers may be exercised by the chief operating officer or by such other officer as shall be designated either by the chief executive officer in writing or (failing such designation) by the Executive Committee or Board of Directors.

SECTION 4.4 Duties of Other Officers.

The other officers of the Corporation shall have such powers and duties not inconsistent with these Bylaws as may from time to time be conferred upon them in or pursuant to resolutions of the Board of Directors, and shall have such additional powers and duties not inconsistent with such resolutions as may from time to time be assigned to them by any competent superior officer. The Board shall assign to one or more of the officers of the Corporation the duty to record the proceedings of the meetings of the shareholders and the Board of Directors in a book to be kept for that purpose.

SECTION 4.5 Term of Office and Vacancy.

So far as practicable, the elected officers shall be elected at each organization meeting of the Board, and shall hold office until the next organization meeting of the Board and until their respective successors are elected and qualified. If a vacancy shall occur in any elected office, the Board of Directors may elect a successor for the remainder of the term. Appointed officers shall hold office at the pleasure of the Board or of the officer or officers authorized by the Board to make such appointments. Any officer may resign by written notice to the Corporation.

SECTION 4.6 Removal of Elected Officers.

Elected officers may be removed at any time, either for or without cause, by the affirmative vote of a majority of the whole Board of Directors at a meeting called for that purpose.

SECTION 4.7 Compensation of Elected Officers.

The compensation of all elected officers of the Corporation shall be fixed from time to time by the Board of Directors; provided, that no elected officer of the Corporation shall receive any bonus or share in the earnings or profits of the Corporation or any subsidiary of the Corporation except pursuant to a plan approved by the shareholders at a meeting called for the purpose.

SECTION 5 - Shares and Transfer of Shares

SECTION 5.1 Certificates.

The shares of the Corporation shall be represented by certificates or, if and to the extent the Board of Directors determines, shall be uncertificated shares. Notwithstanding any such determination by the Board of Directors, every shareholder shall be entitled to a certificate signed by the Chairman or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the class and number of shares owned by him in the Corporation; provided, that, where such certificate is countersigned by a Transfer Agent or a Registrar, the signature of any such Chairman, President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be a facsimile. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used on any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates shall have been issued by the Corporation, such certificate or certificates may be issued by the Corporation with the same effect as if he or they were such officer or officers at the date of issue.

SECTION 5.2 Transfer Agents and Registrars.

The Board of Directors may, in its discretion, appoint one or more responsible banks or trust companies in the City of New York and in such other city or cities (if any) as the Board may deem advisable, from time to time, to act as Transfer Agents and Registrars of shares of the Corporation; and, when such appointments shall have been made, no certificate for shares of the Corporation shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars.

SECTION 5.3 Transfers of Shares.

Shares of the Corporation may be transferred upon authorization by the record holder thereof, or by an attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a Transfer Agent and Registrar, and by the delivery of the certificates therefor, provided such shares are represented by certificates, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to sell, assign or transfer the same, signed by the record holder thereof, but no transfer shall affect the right of the Corporation to pay any dividend upon the shares to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes; and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

SECTION 5.4 Lost Certificates.

In case any certificate for shares of the Corporation shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any Transfer Agent thereunto duly authorized by the Board, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause such substitute certificate to be countersigned by the appropriate Transfer Agent (if any) and registered by the appropriate Registrar (if any); provided, that in each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and such security or indemnity as may be required by them.

SECTION 5.5 Record Dates.

In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or to consent to action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall be not more than 60 nor less than 10 days before the date of any meeting of shareholders, and not more than 60 days prior to any other action. In such case, those shareholders, and only those shareholders, who are shareholders of record on the date fixed by the Board of Directors shall, notwithstanding any subsequent transfer of shares on the books of the Corporation, be entitled to notice of and to vote at such meeting of shareholders, or any adjournment thereof, or to consent to such corporate action in writing without a meeting, or be entitled to receive payment of such dividend or other distribution or allotment of rights, or be entitled to exercise rights in respect of any such change, conversion or exchange of shares or to participate in any such other lawful action.

SECTION 6 - Miscellaneous

SECTION 6.1 Fiscal Year.

The fiscal year of the Corporation shall be the calendar year.

SECTION 6.2 Surety Bonds.

The Chief Financial Officer, the Controller, the Treasurer, each Assistant Treasurer, and such other officers and agents of the Corporation as the Board of Directors may from time to time direct shall be bonded at the expense of the Corporation for the faithful performance of their duties in such amounts and by such surety companies as the Board may from time to time determine.

SECTION 6.3 Signature of Negotiable Instruments.

All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned in such manner as from time to time may be prescribed by resolution of the Board of Directors.

SECTION 6.4 Independent Accountants.

At each annual meeting, the shareholders shall appoint an independent public accountant or firm of independent public accountants to act as the Independent Accountants of the Corporation until the next annual meeting. Among other duties, it shall be the duty of the Independent Accountants so appointed to make periodic audits of the books and accounts of the Corporation. As soon as reasonably practicable after the close of the fiscal year, the shareholders shall be furnished with consolidated financial statements of the Corporation and its consolidated subsidiaries, as at the end of such fiscal year, duly certified by such Independent Accountants, subject to such notes or comments as the Independent Accountants shall deem necessary or desirable for the information of the shareholders. In case the shareholders shall at any time fail to appoint Independent Accountants or in case the Independent Accountants appointed by the shareholders shall decline to act or shall resign or otherwise become incapable of acting, the Board of Directors shall appoint Independent Accountants to discharge the duties provided for herein. Any Independent Accountants appointed pursuant to any of the provisions hereof shall be directly responsible to the shareholders, and the fees and expenses of any such Independent Accountants shall be paid by the Corporation.

SECTION 6.5 Indemnification of Officers, Directors, Employees, Agents and Fiduciaries; Insurance.

(A) The Corporation may indemnify, in accordance with and to the full extent permitted by the laws of the State of Delaware as in effect at the time of the adoption of this Section 6.5 or as such laws may be amended from time to time, and shall so indemnify to the full extent permitted by such laws, any person (and the heirs and legal representatives of any such person) made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, agent or fiduciary of the Corporation or any constituent corporation absorbed in a consolidation or merger, or serves as such with another corporation, partnership, joint venture, trust or other enterprise at the request of the Corporation or any such constituent corporation.

(B) By action of the Board of Directors notwithstanding any interest of the directors in such action, the Corporation may purchase and maintain insurance in such amounts as the Board of Directors deems appropriate on behalf of any person who is or was a director, officer, employee, agent or fiduciary of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability under the provisions of this Section 6.5.

SECTION 7 - Bylaws Amendments

SECTION 7.1 By the Shareholders.

These Bylaws may be amended by the shareholders at a meeting called for such purpose in any manner not inconsistent with any provision of law or of the certificate of incorporation.

SECTION 7.2 By the Directors.

These Bylaws may be amended by the affirmative vote of a majority of the whole Board of Directors in any manner not inconsistent with any provision of law or of the certificate of incorporation; provided, that the Board may not amend this Section 7.2, or the bonus proviso of Section 2.13 (Compensation of Directors), or Section 2.15 (Removal of Directors), Section 4.6 (Removal of Elected Officers) or Section 4.7 (Compensation of Elected Officers).